Exhibit 25

cbs logo Switchboard.com

AMENDMENT TO STOCK OPTION AGREEMENT(S)

April 3, 2000

WHEREAS Switchboard Incorporated, a Delaware corporation (the “Company”), and the undersigned optionee (the “Optionee”) are parties to the Stock Option Agreement(s) (the “Option Agreement(s)”) granting the Optionee the right to purchase shares of the Company’s common stock at a prescribed exercise price(s) (the “Option(s)”), as set forth and described in greater detail on Schedule A attached hereto; and

WHEREAS the Board of Directors of the Company has voted to amend all stock option agreements which represent outstanding options granted by the Company pursuant to the Company’s 1996 Stock Incentive Plan, as amended, and 1999 Stock Incentive Plan, to provide for the early exercise of unvested stock options for restricted stock;

NOW THEREFORE, the Option Agreement(s) is/are hereby amended to provide for the following Early Exercise Alternative in each individual Option Agreement:

Early Exercise Alternative. Notwithstanding the vesting schedule set forth in the Option Agreement(s), the Optionee may elect to exercise the Option(s) as to the unvested shares (in addition to the vested shares) if simultaneously with such exercise the Optionee enters into a Stock Restriction Agreement with the Company in the form attached hereto as Exhibit A (the “Stock Restriction Agreement”). The Stock Restriction Agreement provides that the unvested shares shall be subject to a right of repurchase (the “Purchase Option”) in favor of the Company at the exercise price specified in the Option Agreement(s) (as adjusted pursuant to the terms of the Option Agreement(s)) in the event that the Optionee ceases to be employed by the Company.

Executed as of the date set forth above.

SWITCHBOARD INCORPORATED

By:	/s/ JOHN JEWETT
Name:	John Jewett
Title:	VP and Chief Financial Officer

OPTIONEE

Signature:	/s/ ROBERT WADSWORTH
Print Name:	Robert M. Wadsworth
Date Signed:	6/8/00

Schedule A

Employee Name	Plan/ Type	Date of Grant	Exercise Price Per Share	Number of Shares of Common Stock Subject to Option
Wadsworth, Robert	1996/NQ	09/14/1999	$8.50	40,000